UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Digimarc	94-3342784
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon	97008
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:  Not applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered

Series A Preferred Stock, par value $.001 per share	The Nasdaq Global Market
Purchase Rights

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                           Description of Registrant’s Securities to be Registered

Digimarc Corporation (the “Company”) entered into a Second Amendment to Rights Agreement, effective as of June 29, 2008 (the “Rights Amendment”), with Computershare Trust Company N.A. (formerly EquiServe Trust Company, N.A.) to amend the Rights Agreement dated as of November 17, 2004, as amended by a First Amendment of Rights Agreement effective as of March 23, 2008 (as amended, the “Rights Agreement”).  The Rights Amendment renders the preferred stock purchase rights (the “Rights”) inapplicable to the Offer, the Merger and the other transactions contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of June 29, 2008, by and among L-1 Identity Solutions, Inc., Dolomite Acquisition Co. and the Company (the “Merger Agreement”). The foregoing description of the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Amendment, a copy of which is filed herewith as Exhibit 1 and incorporated herein by this reference.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

Item 2.                           Exhibits

Exhibit Number	Exhibit Title
1

Second Amendment to Rights Agreement, effective as of June 29, 2008 between the Company and Computershare Trust Company N.A. (formerly EquiServe Trust Company, N.A.) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated and filed July 3, 2008).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DIGIMARC CORPORATION

	By:	/s/ Robert Chamness
	Name:	Robert Chamness
	Title:	Chief Legal Officer and Secretary

Dated: July 3, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Title
1

Second Amendment to Rights Agreement, effective as of June 29, 2008 between the Company and Computershare Trust Company N.A. (formerly EquiServe Trust Company, N.A.) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated and filed July 3, 2008).